UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers;
Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Restricted Stock Unit Grants

Effective March 27, 2017, the Compensation Committee approved the grant of an aggregate of 238,523 restricted stock units (“RSUs”) to executive officers and certain other employees of the Company under the Company’s 2014 Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”), including awards to named executives officers listed below:

Name	Number of RSUs
William A. Furman	78,519
Alejandro Centurion	20,702
Mark J. Rittenbaum	18,419
Lorie L. Tekorius	16,912

Each RSU entitles the recipient to receive one share of Common Stock of the Company upon vesting of the RSU, except as described below. In the event there are insufficient shares available under the Stock Incentive Plan at the time of exercise of any RSU, then shares will be allocated to recipients on a pro rata basis and all remaining obligations of the Company under the applicable Restricted Stock Unit Agreement will be extinguished. Half of each RSU award is subject to time-based vesting. Time-based RSUs will vest in equal annual installments over a three-year period on the first, second and third anniversaries of the date of the grant, provided the recipient remains employed with the Company through the vesting date. Half of each RSU award is subject to performance-based vesting. Performance-based RSUs will vest, in whole or in part, contingent upon achievement of the Company’s goals relating to cumulative adjusted EBITDA and adjusted return on equity (“ROE”), measured during the period March 1, 2017 – August 31, 2019 (the “Measurement Period”). Vesting of 80% of the performance-based RSUs is dependent upon performance against the cumulative adjusted EBITDA goal and vesting of 20% of the performance-based RSUs is dependent upon performance against the adjusted ROE goal. Vesting of RSUs related to each performance goal will be considered independently.

If the Company achieves the threshold level of performance on a goal, then 50% of the performance-based RSUs tied to that goal will vest. If the Company achieves the target level of performance on a goal, 100% of the performance-based RSUs tied to that goal will vest.    If the Company achieves a stretch goal, then the recipient will be entitled to receive two shares of Common Stock for each performance-based RSU tied to that goal, rather than one share. RSU vesting will be interpolated for performance between threshold and target, and issuance of additional shares for achievement in excess of target goals will be interpolated for performance between target and stretch goals.

Upon vesting of RSUs, the Company will settle the RSUs net of required tax withholding, and will issue the underlying shares to the recipient. In addition, the recipient may elect to defer receipt of the shares in accordance with the terms of the Company’s Nonqualified Deferred Compensation Plan. Deferred shares will be issued at the time elected by the recipient pursuant to the terms of the Nonqualified Deferred Compensation Plan.

Approval of Form of Restricted Stock Unit Agreement

At its March 27, 2017 meeting, the Compensation Committee approved a form of Restricted Stock Unit Agreement incorporating the terms of the grants approved at the meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)     On March 28, 2017, the Board of Directors approved an amendment to the Company’s Bylaws in order to decrease the number of directors from eight to seven, effective March 31, 2017.

A copy of the Amendment to the Bylaws of The Greenbrier Companies, Inc. is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment to the Bylaws of the Greenbrier Companies, Inc. dated March 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: March 31, 2017	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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